FOR IMMEDIATE RELEASE                                                                                                                                Ref:  11-21

Contact:              Tabitha Zane
Vice President, Investor Relations
919-431-1529

Highwoods Properties Reports Second Quarter 2011 Results

$0.63 FFO per Diluted Share
Excluding Preferred Stock Redemption Charge, Debt Extinguishment Loss and Acquisition Costs
______________________

Leases 100% of Independence Park Office Building in Tampa
Three Quarters Ahead of Projected Stabilization Date
______________________

Announces New $475 Million Credit Facility
Significantly Improved Pricing
______________________

Updates 2011 FFO Guidance to $2.48 to $2.56 per Share
Previously $2.41 to $2.57 per Share
______________________

Raleigh, NC – July 27, 2011 – Highwoods Properties, Inc. (NYSE: HIW), one of the largest owners and operators of office properties in the Southeast, today reported results for the three and six months ended June 30, 2011.

Ed Fritsch, President and CEO, stated, “We were pleased to deliver $0.63 per share of FFO in the second quarter.  We also achieved a 60 basis point increase in occupancy and a 1.5% increase in same property cash net operating income compared to the second quarter last year.  Leasing volume was strong with 1.1 million square feet of signed leases, including an early renewal of a 137,000 square foot GSA customer.

The third quarter is off to a good start as well, highlighted by today’s announcement that we have leased 100% of our recently acquired Independence Park office building in Tampa.  We also executed a new $475 million credit facility with significantly lower borrowing costs, which even better positions us to capitalize on opportunities to accretively deploy capital. We are increasingly confident that we’ll add to our portfolio of Class A office properties and have increased our guidance for acquisitions during 2011.

Based on our solid first half operating results and our expectations for the remainder of the year, we have updated our FFO guidance per share for 2011 to $2.48 to $2.56 from $2.41 to $2.57, which reflects a three cent increase in the midpoint.”

Highwoods Properties

Leases Signed at Independence Park – Office Building 100% Leased
Subsequent to the end of the second quarter, two companies, both new Highwoods customers, signed long-term, first generation leases totaling 112,000 square feet at the Company’s Independence Park office building in Tampa, bringing leasing to 100%.

One customer, a provider of managed care services exclusively for government-sponsored health care programs, signed a lease for 62,000 square feet, which is scheduled to commence April 2012.  The other customer, an IT solutions provider, signed a lease for 50,000 square feet that is scheduled to commence May 2012.  Both are expanding their Tampa-based operations.

“We are thrilled to welcome two new Highwoods customers to Independence Park.  Leasing this property well ahead of our projected stabilization date at a mid-nine percent year one stabilized cash return is a testament to the property’s prime infill location in Westshore and the strength of our Tampa team.  We remain bullish on the long-term performance for Tampa, and in particular the Westshore submarket,” added Mr. Fritsch.

Executes New $475 Million Credit Facility
Earlier today, the Company executed a new $475 million unsecured revolving credit facility. The new facility replaces the Company’s existing $400 million facility that was obtained in 2009.

	New Facility	Old Facility
Amount	$475M	$400M
Accordion	$75M	$50M
LIBOR Borrowing Spread	150 bps	290 bps
Annual Fee	35 bps	60 bps
Term	4 Years	3 Years
Extension Right	1 Year	None
Participating Lenders	14	12

Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC served as Joint Lead Arrangers and Joint Book Runners on the new credit facility with Bank of America, N.A. serving as Administrative Agent and Wells Fargo Bank, National Association serving as Syndication Agent. Branch Banking and Trust Company and PNC Bank, National Association are Co-Documentation Agents. U.S. Bank National Association, Regions Bank and Union Bank are Co-Managing Agents. Other lenders include Fifth Third Bank, Capital One, N.A./Chevy Chase Bank, Comerica Bank, Morgan Stanley Bank, N.A., Royal Bank of Canada, RBC Bank (USA) and First Tennessee Bank National Association.

Second Quarter and First Half Financial Results
Funds from Operations (FFO) was $45.8 million, or $0.60 per diluted share, for the second quarter of 2011 and $91.9 million, or $1.21 per diluted share, for the first six months of 2011.  Excluding the preferred stock redemption charge, debt extinguishment and expensed property acquisition costs, FFO per diluted share for the three and six months ended June 30, 2011 would have been $0.63 and $1.24, respectively.  In the second quarter of 2010, FFO was $48.7 million, or $0.64 per diluted share, and $94.5 million, or $1.25 per diluted share, for the first six months of 2010.  Excluding an impairment on a depreciable asset and expensed acquisition costs, FFO for the second quarter and first half of 2010 would have been $0.65 and $1.26 per share, respectively.

For the second quarter of 2011, the Company reported net income available for common stockholders of $10.1 million, or $0.14 per diluted share.  In the second quarter of 2010 net income available for common stockholders was $36.2 million, or $0.50 per diluted share, which included a $0.34 per share gain from the sale of the Company’s unconsolidated equity interests in the Des Moines joint ventures.

Highwoods Properties

For the six months ended June 30, 2011, net income available for common stockholders was $20.2 million, or $0.28 per diluted share, compared to $45.9 million, or $0.64 per diluted share, for the six months ended June 30, 2010.

The following items were included in the determination of net income available for common stockholders for the three and six months ended June 30, 2011 and 2010:

	3 Months Ended 6/30/11		3 Months Ended 6/30/10
	(000)	Per Share	(000)	Per Share
Lease termination income	$26	$0.00	$1,688	$0.02
Straight line-rental income	2,788	0.04	3,519	0.05
Capitalized interest	137	0.00	370	0.00
Land sale gains	200	0.00	0	0.00
Preferred stock redemption charge	(1,895)	(0.02)	0	0.00
Property acquisition costs	(37)	0.00	(92)	0.00
Loss on debt extinguishment	(24)	0.00	0	0.00
Gain on sale of unconsolidated equity interests in Des Moines joint ventures	0	0.00	25,330	0.34
Impairment on depreciable assets	0	0.00	(260)	0.00

	6 Months Ended 6/30/11		6 Months Ended 6/30/10
	(000)	Per Share	(000)	Per Share
Lease termination income	$292	$0.00	$2,255	$0.03
Straight line-rental income	6,280	0.08	4,847	0.06
Capitalized interest	344	0.00	723	0.01
Land sale gains	200	0.00	0	0.00
Preferred stock redemption charge	(1,895)	(0.02)	0	0.00
Property acquisition costs	(74)	0.00	(127)	0.00
Loss on debt extinguishment	(24)	0.00	0	0.00
Gain on sale of unconsolidated equity interests in Des Moines joint ventures	0	0.00	25,330	0.34
Impairment on depreciable assets	0	0.00	(260)	0.00

Funds from Operations Outlook
The Company has updated its 2011 FFO per diluted share outlook from $2.41 to $2.57 per share to $2.48 to $2.56 per share.   The Company’s FFO estimate reflects management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, operating and general and administrative expenses, interest rates and development deliveries.  It does not include any effects related to the timing and amount of potential acquisitions and dispositions. FFO guidance also excludes any gains or impairments associated with depreciable properties or joint venture interests, as well as unusual charges or credits that may occur during the year.  FFO guidance is based on 76.6 million diluted shares outstanding in 2011.  Factors that could cause actual 2011 FFO results to differ materially from Highwoods’ current expectations are discussed below and are also detailed in the Company’s 2010 Annual Report on Form 10-K and subsequent SEC reports.

Highwoods Properties

Management’s outlook for 2011 is based on the following assumptions:

	Low	High
Year End Occupancy	89.0%	90.5%
Same Property Cash NOI Growth	-0.5%	1.0%
Straight Line Rental Income	$8.0 M	$9.0 M
G&A Expenses	$29.5 M	$31.5 M
Lease Termination Income	$4.0 M	$4.5 M
Dispositions	$25.0 M	$75.0 M
Acquisitions	$100.0 M	$300.0 M
Development Starts	$75.0 M	$200.0 M

Supplemental Information
A copy of the Company’s second quarter 2011 Supplemental Information that includes financial, leasing and operational statistics is available in the “Investor Relations/Financial Supplementals” section of the Company’s Web site at www.highwoods.com. You may also obtain a copy of all Supplemental Information published by the Company by contacting Highwoods Investor Relations at 919-431-1529/800-256-2963 or by e-mail to HIW-IR@highwoods.com. If you would like to receive future Supplemental Information packages by e-mail, please contact the Investor Relations department as noted above or by written request to: Investor Relations Department, Highwoods Properties, Inc., 3100 Smoketree Court, Suite 600, Raleigh, NC 27604.

Conference Call
Tomorrow, Thursday, July 28th at 12:00 p.m. Eastern time, the Company will host a teleconference call to discuss the matters highlighted in this press release.  For US/Canada callers, dial (800) 272-6255.  A live, listen-only Web cast of the conference call can be accessed through the Company’s Web site at www.highwoods.com.

Planned Date for Third Quarter 2011 Financial Release and Conference Call
The Company has set the following date and time it currently plans to release its third quarter 2011 financial results.  Quarterly financial press releases are distributed after the market close.

	Release Date	Conference Call
Third Quarter Results	Thursday, October 27	Friday, October 28, 10:00 a.m.

Non-GAAP Information
Funds from Operations (“FFO”):  We believe that FFO and FFO per share are beneficial to management and investors and are important indicators of the performance of any equity REIT. Because FFO and FFO per share calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets, which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful life estimates, they facilitate comparisons of operating performance between periods and between other REITs. Our management believes that historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient on a stand-alone basis. As a result, management believes that the use of FFO and FFO per share, together with the required GAAP presentations, provide a more complete understanding of our performance relative to our competitors and a more informed and appropriate basis on which to make decisions involving operating, financing and investing activities.

Highwoods Properties

FFO and FFO per share are non-GAAP financial measures and therefore do not represent net income or net income per share as defined by GAAP. Net income and net income per share as defined by GAAP are the most relevant measures in determining our operating performance because FFO and FFO per share include adjustments that investors may deem subjective, such as adding back expenses such as depreciation and amortization. Furthermore, FFO per share does not depict the amount that accrues directly to the stockholders’ benefit. Accordingly, FFO and FFO per share should never be considered as alternatives to net income or net income per share as indicators of our operating performance.

Our presentation of FFO is consistent with FFO as defined by NAREIT, which is calculated as follows:

•	Net income (loss) computed in accordance with GAAP;
•	Less dividends to holders of preferred stock and less excess of preferred stock redemption cost over carrying value;
•	Less net income attributable to non-controlling interests in consolidated affiliates;
•	Plus depreciation and amortization of real estate assets;
•	Less gains, or plus losses, from sales of depreciable operating properties (but excluding impairment losses) and excluding items that are classified as extraordinary items under GAAP;
•	Plus or minus adjustments for unconsolidated partnerships and joint ventures (to reflect FFO on the same basis); and
•	Plus or minus adjustments for depreciation and amortization and gains/(losses) on sales and non-controlling interests in consolidated affiliates related to discontinued operations.

In calculating FFO, the Company adds back net income attributable to non-controlling interests in its operating partnership, which we believe is consistent with standard industry practice for REITs that operate through an UPREIT structure. The Company believes that it is important to present FFO on an as-converted basis since all of the operating partnership units not owned by the Company are redeemable on a one-for-one basis for shares of the Company’s common stock.  The Company’s FFO calculations are reconciled to net income in a table included with this release.

Net operating income from continuing operations (“NOI”):  The Company defines NOI as “Rental and other revenues” from continuing operations less “Rental property and other expenses” from continuing operations.  Management believes that NOI is a useful supplemental measure of the Company’s property operating performance because it provides a performance measure of the revenues and expenses directly involved in owning real estate assets, and provides a perspective not immediately apparent from net income or FFO.  Other REITs may use different methodologies to calculate NOI and accordingly the Company’s NOI may not be comparable to other REITs.  The Company’s NOI calculations are reconciled to “Income/(loss) before disposition of property and condominiums and equity in earnings of unconsolidated affiliates” and to “Rental and other revenues” and “Rental property and other expenses” in a table included with this release.

Same property NOI from continuing operations:  The Company defines same property NOI as NOI for the Company’s in-service properties included in continuing operations that were wholly-owned during the entirety of the periods presented (from January 1, 2010 to June 30, 2011).  The Company’s same property NOI calculations are reconciled to NOI in a table included with this release.

About Highwoods Properties
Highwoods Properties, headquartered in Raleigh, North Carolina, is a publicly traded (NYSE:HIW) real estate investment trust (“REIT”) and a member of the S&P MidCap 400 Index. The Company is one of the largest owners and operators of office properties in the Southeast and provides leasing, management, development, construction and other customer-related services for its properties and for third parties. At June 30, 2011, Highwoods owned or had an interest in 332 in-service office, industrial and retail properties encompassing approximately 32.7 million square feet and owned 603 acres of development land. The Company’s properties and development land are located in Florida, Georgia,

Highwoods Properties

Mississippi, Missouri, North Carolina, South Carolina, Tennessee and Virginia. For more information about Highwoods Properties, please visit our web site at www.highwoods.com.

Certain matters discussed in this press release, such as expected 2011 financial and operational results and the related assumptions underlying our expected results, are forward-looking statements within the meaning of the federal securities laws. These statements are distinguished by use of the words "will", "expect", "intend" and words of similar meaning. Although Highwoods believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

Factors that could cause actual results to differ materially from Highwoods' current expectations include, among others, the following: the financial condition of our customers could deteriorate; development activity by our competitors in our existing markets could result in excessive supply of properties relative to customer demand; development, acquisition, reinvestment, disposition or joint venture projects may not be completed as quickly or on as favorable terms as anticipated; we may not be able to lease or re-lease second generation space quickly or on as favorable terms as old leases; our markets may suffer declines in economic growth; we may not be able to lease our newly constructed buildings as quickly or on as favorable terms as originally anticipated; unanticipated increases in interest rates could increase our debt service costs; unanticipated increases in operating expenses could negatively impact our NOI; we may not be able to meet our liquidity requirements or obtain capital on favorable terms to fund our working capital needs and growth initiatives or to repay or refinance outstanding debt upon maturity; the Company could lose key executive officers; and others detailed in the Company’s 2010 Annual Report on Form 10-K and subsequent SEC reports.

Tables Follow

Highwoods Properties, Inc.
Consolidated Statements of Income
(Unaudited and in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Rental and other revenues	$ 117,057	$ 113,765	$ 232,036	$ 228,268

Operating expenses:
Rental property and other expenses	41,143	38,143	82,341	79,647
Depreciation and amortization	33,430	33,260	67,147	65,898
General and administrative	7,978	6,980	15,771	15,487
Total operating expenses	82,551	78,383	165,259	161,032
Interest expense:
Contractual	22,940	21,705	45,371	43,507
Amortization of deferred financing costs	821	835	1,642	1,670
Financing obligations	146	394	437	870
	23,907	22,934	47,450	46,047
Other income:
Interest and other income	1,899	965	3,772	2,665
Loss on debt extinguishment	(24)	-	(24)	-
	1,875	965	3,748	2,665
Income from continuing operations before disposition of property, condominiums
and investment in unconsolidated affiliates and equity in earnings of unconsolidated affiliates	12,474	13,413	23,075	23,854
Gains on disposition of property	200	17	200	36
Gains on disposition of for-sale residential condominiums	116	163	154	353
Gains on disposition of investment in unconsolidated affiliates	-	25,330	-	25,330
Equity in earnings of unconsolidated affiliates	1,353	888	2,820	1,683
Income from continuing operations	14,143	39,811	26,249	51,256
Discontinued operations:
Income from discontinued operations	291	498	628	961
Net losses on disposition of discontinued operations	-	(260)	-	(86)
	291	238	628	875
Net income	14,434	40,049	26,877	52,131
Net (income) attributable to noncontrolling interests in the Operating Partnership	(623)	(1,933)	(1,130)	(2,453)
Net (income) attributable to noncontrolling interests in consolidated affiliates	(182)	(215)	(305)	(429)
Dividends on preferred stock	(1,622)	(1,677)	(3,299)	(3,354)
Excess of preferred stock redemption/repurchase cost over carrying value	(1,895)	-	(1,895)	-
Net income available for common stockholders	$ 10,112	$ 36,224	$ 20,248	$ 45,895

Earnings per common share - basic:
Income from continuing operations available for common stockholders	$ 0.14	$ 0.51	$ 0.27	$ 0.63
Income from discontinued operations available for common stockholders	-	-	0.01	0.01
Net income available for common stockholders	$ 0.14	$ 0.51	$ 0.28	$ 0.64

Weighted average common shares outstanding - basic	72,211	71,601	72,015	71,508

Earnings per common share - diluted:
Income from continuing operations available for common stockholders	$ 0.14	$ 0.50	$ 0.27	$ 0.63
Income from discontinued operations available for common stockholders	-	-	0.01	0.01
Net income available for common stockholders	$ 0.14	$ 0.50	$ 0.28	$ 0.64

Weighted average common shares outstanding - diluted	76,197	75,607	75,987	75,504

Net income available for common stockholders:
Income from continuing operations available for common stockholders	$ 9,836	$ 35,998	$ 19,652	$ 45,064
Income from discontinued operations available for common stockholders	276	226	596	831
Net income available for common stockholders	$ 10,112	$ 36,224	$ 20,248	$ 45,895

Highwoods Properties, Inc.
Consolidated Balance Sheets
(Unaudited and in thousands)

	June 30,	December 31,
	2011	2010
Assets:
Real estate assets, at cost:
Land	$ 345,791	$ 345,088
Buildings and tenant improvements	2,886,871	2,883,092
Development in process	13,317	4,524
Land held for development	106,871	107,101
	3,352,850	3,339,805
Less-accumulated depreciation	(863,730)	(830,153)
Net real estate assets	2,489,120	2,509,652
For-sale residential condominiums	5,840	8,225
Real estate and other assets, net, held for sale	11,609	13,607
Cash and cash equivalents	9,239	14,206
Restricted cash	7,619	4,399
Accounts receivable, net of allowance of $3,470 and $3,595, respectively	22,952	20,716
Mortgages and notes receivable, net of allowance of $617 and $868, respectively	18,809	19,044
Accrued straight-line rents receivable, net of allowance of $1,360 and
$2,209, respectively	99,466	93,178
Investment in and advances to unconsolidated affiliates	103,025	63,607
Deferred financing and leasing costs, net of accumulated amortization of
$62,542 and $59,360, respectively	85,168	85,001
Prepaid expenses and other assets	36,633	40,200

Total Assets	$ 2,889,480	$ 2,871,835

Liabilities, Noncontrolling Interests in the Operating Partnership and Equity:
Mortgages and notes payable	$ 1,615,068	$ 1,522,945
Accounts payable, accrued expenses and other liabilities	106,105	106,716
Financing obligations	32,869	33,114
Total Liabilities	1,754,042	1,662,775
Noncontrolling interests in the Operating Partnership	125,075	120,838
Equity:
Preferred stock	29,087	81,592
Common stock	724	717
Additional paid-in capital	1,782,889	1,766,886
Distributions in excess of net income available for common stockholders	(802,606)	(761,785)
Accumulated other comprehensive loss	(4,177)	(3,648)
Total Stockholders' Equity	1,005,917	1,083,762
Noncontrolling interests in consolidated affiliates	4,446	4,460
Total Equity	1,010,363	1,088,222
Total Liabilities, Noncontrolling Interests in the Operating Partnership and Equity	$ 2,889,480	$ 2,871,835

Highwoods Properties, Inc.
Funds from Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Funds from operations:
Net income	$ 14,434	$ 40,049	$ 26,877	$ 52,131
Net (income) attributable to noncontrolling interests in the Operating Partnership	(623)	(1,933)	(1,130)	(2,453)
Net (income) attributable to noncontrolling interests in consolidated affiliates	(182)	(215)	(305)	(429)
Dividends on preferred stock	(1,622)	(1,677)	(3,299)	(3,354)
Excess of preferred stock redemption/repurchase cost over carrying value	(1,895)	-	(1,895)	-
Net income available for common stockholders	10,112	36,224	20,248	45,895
Add/(deduct):
Depreciation and amortization of real estate assets	32,971	32,833	66,254	65,051
(Gains) on disposition of depreciable properties	-	(17)	-	(36)
(Gains) on disposition of investment in unconsolidated affiliates	-	(25,330)	-	(25,330)
Net income attributable to noncontrolling interests in the Operating Partnership	623	1,933	1,130	2,453
Unconsolidated affiliates:
Depreciation and amortization of real estate assets	2,033	2,737	4,126	6,078
Discontinued operations:
Depreciation and amortization of real estate assets	32	275	127	549
(Gains) on disposition of depreciable properties	-	-	-	(174)

Funds from operations	$ 45,771	$ 48,655	$ 91,885	$ 94,486

Funds from operations per share - diluted:
Net income available for common stockholders	$ 0.14	$ 0.50	$ 0.28	$ 0.64
Add/(deduct):
Depreciation and amortization of real estate assets	0.43	0.44	0.87	0.85
(Gains) on disposition of depreciable properties	-	-	-	-
(Gains) on disposition of investment in unconsolidated affiliates	-	(0.34)	-	(0.33)
Unconsolidated affiliates:
Depreciation and amortization of real estate assets	0.03	0.04	0.06	0.08
Discontinued operations:
Depreciation and amortization of real estate assets	-	-	-	0.01
(Gains) on disposition of depreciable properties	-	-	-	-

Funds from operations per share - diluted	$ 0.60	$ 0.64	$ 1.21	$ 1.25

Weighted average shares outstanding - diluted	76,197	75,607	75,987	75,504

Highwoods Properties, Inc.
Net Operating Income Reconcilation
(Unaudited and in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Income from continuing operations before disposition of property, condominiums
and investment in unconsolidated affiliates and equity in earnings of unconsolidated affiliates	$ 12,474	$ 13,413	$ 23,075	$ 23,854

Other income	(1,875)	(965)	(3,748)	(2,665)
Interest expense	23,907	22,934	47,450	46,047
General and administrative expense	7,978	6,980	15,771	15,487
Depreciation and amortization expense	33,430	33,260	67,147	65,898
Net operating income from continuing operations	75,914	75,622	149,695	148,621

Less - non same property and other net operating income	3,959	2,656	7,758	4,769
Total same property net operating income from continuing operations	$ 71,955	$ 72,966	$ 141,937	$ 143,852

Rental and other revenues	$ 117,057	$113,765	$ 232,036	$ 228,268
Rental property and other expenses	41,143	38,143	82,341	79,647
Total net operating income from continuing operations	75,914	75,622	149,695	148,621

Less - non same property and other net operating income	3,959	2,656	7,758	4,769
Total same property net operating income from continuing operations	$ 71,955	$ 72,966	$ 141,937	$ 143,852

Total same property net operating income from continuing operations	$ 71,955	$ 72,966	$ 141,937	$ 143,852
Less - straight line rent and lease termination fees	2,657	4,676	6,017	6,036
Same property cash net operating income from continuing operations	$ 69,298	$ 68,290	$ 135,920	$ 137,816